UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2008

PSIVIDA LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Commonwealth of Australia	000-51122	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 16

190 Queen Street

Melbourne VIC 3000

Australia

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 8 9227 8327

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneous satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e04(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02a	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 17, 2008, the Audit and Compliance Committee of the Board of Directors of pSivida Limited (the “Company”) concluded, after consultation with the Company’s management, that the Company will restate its previously issued unaudited condensed consolidated financial statements as of and for the quarters ended March 31, 2008, December 31, 2007 and September 30, 2007. Accordingly, the Audit and Compliance Committee determined that the Company’s previously issued financial statements for each of these periods should no longer be relied upon.

For the year ended June 30, 2007, the Company issued its audited consolidated financial statements presented in Australian dollars (“A$”) in accordance with Australian equivalents to International Financial Reporting Standards (“A-IFRS”). In connection with the Company’s ongoing reincorporation from Western Australia to Delaware, United States, the Company is preparing audited consolidated financial statements for the year ended June 30, 2007 in U.S. dollars (“US$”) in accordance with accounting principles generally accepted in the United States (“US GAAP”). During the course of the audit, the Company identified an error relating to the December 2005 acquisition of Control Delivery Systems, Inc. The error was the result of incorrectly translating the A$ value of shares issued as purchase consideration for the acquisition back to US$ by using the exchange rate at the measurement date determined under A-IFRS instead of under US GAAP. The impact of correcting this error resulted in an increase to both goodwill and additional paid-in capital at March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007 of approximately $4.7 million.

This error does not affect the Company’s Condensed Consolidated Statements of Operations or Condensed Consolidated Statements of Cash Flows for any of the quarterly periods referenced above.

The Company will file amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2008, December 31, 2007 and September 30, 2007 to correct for this error as soon as possible.

The Company’s management and Audit and Compliance Committee discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

Incorporation by Reference

pSivida Limited hereby incorporates by reference this Current Report on Form 8-K in the Company’s registration statements (Nos. 333-132776, 333-132777, 333-135428, 333-141083, 333-141091 and 333-143225) on Form F-3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA LIMITED

/s/ Michael J. Soja
Name: Michael J. Soja Title: Vice President, Finance and Chief Financial Officer

Dated: June 18, 2008